UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2025

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 rue Saint-Dominique, Paris, France 75007

5599 San Felipe, Houston, Texas, U.S.A . 77056 (address)

62 Buckingham Gate, London, United Kingdom SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	SLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2025 Annual General Meeting of Shareholders (the “Annual Meeting”) of Schlumberger Limited (Schlumberger N.V.), a Curaçao corporation (“SLB”), was held on April 2, 2025. All director nominees were elected and all other proposals passed at the Annual Meeting. The results are summarized below, with detailed voting results following.

At the Annual Meeting, the shareholders of SLB:

•	Item 1—elected all nine director nominees;

•	Item 2—approved, on an advisory basis, SLB’s executive compensation, with approximately 94.5% of the votes cast voting for this proposal;

•

Item 3—approved SLB’s consolidated balance sheet at December 31, 2024, its consolidated statement of income for the year ended December 31, 2024, and the declarations of dividends by SLB’s Board of Directors in 2024 as reflected in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, with approximately 99.7% of the votes cast voting for this proposal; and

•	Item 4—ratified the appointment of PricewaterhouseCoopers LLP as the independent auditors of SLB for 2025, with approximately 92.4% of the votes cast voting for this proposal.

•	Item 5—approved the amendment and restatement of the SLB Discounted Stock Purchase Plan, with approximately 99.5% of the votes cast voting for this proposal.

The proposals are described in detail in SLB’s definitive proxy statement for the Annual Meeting, which was filed with the SEC on February 20, 2025 (the “Definitive Proxy Statement”).

Item 1—Election of Directors

All director nominees were elected at the Annual Meeting.

	For	Against	Abstain	Broker Non-votes
Peter Coleman	942,431,107	68,379,407	2,091,878	132,197,593
Patrick de La Chevardière	1,004,811,733	6,750,923	1,339,736	132,197,593
Miguel Galuccio	966,160,771	43,541,420	3,200,201	132,197,593
Jim Hackett	962,862,105	49,053,717	986,570	132,197,593
Olivier Le Peuch	1,007,471,751	4,531,286	899,355	132,197,593
Samuel Leupold	1,009,697,889	2,206,282	998,221	132,197,593
Maria Moræus Hanssen	969,187,362	41,787,687	1,927,343	132,197,593
Vanitha Narayanan	929,517,843	79,611,578	3,772,971	132,197,593
Jeff Sheets	1,001,637,149	10,303,313	961,929	132,197,593

Item 2—Advisory Approval of Executive Compensation

The advisory resolution to approve SLB’s executive compensation, as described in the Definitive Proxy Statement, was approved with approximately 94.5% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
953,974,929	55,803,168	3,124,295	132,197,593

Item 3—Financial Statements and Dividends

The proposal to approve SLB’s consolidated balance sheet at December 31, 2024, its consolidated statement of income for the year ended December 31, 2024, and the declarations of dividends by SLB’s Board of Directors in 2024 as reflected in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as described in the Definitive Proxy Statement, was approved with approximately 99.7% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
1,139,540,629	3,183,393	2,375,962	—

Item 4—Independent Registered Public Accounting Firm

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of SLB for 2025, as described in the Definitive Proxy Statement, was approved with approximately 92.4% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
1,057,094,979	86,547,166	1,457,840	—

Item 5—Discounted Stock Purchase Plan

The proposal to approve the amendment and restatement of the SLB Discounted Stock Purchase Plan, as described in the Definitive Proxy Statement, was approved with approximately 99.5% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
1,005,888,202	5,290,462	1,723,728	132,197,593

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER LIMITED

/s/ Dianne B. Ralston
Dianne B. Ralston
Chief Legal Officer and Secretary

Date: April 2, 2025